Exhibit 10.2

GENERAL SECURITY AGREEMENT

1.                             Grant of Security Interest.  Luzon Minerals Ltd. having its chief executive office at Suite 202 - 837 West Hastings Street, Vancouver, British Columbia, V6C 3N6 (the “Debtor”), as continuing security for the repayment and the performance of each of the Obligations (as defined herein) of the Debtor to Vista Gold Corp. (the “Secured Party”), grants to the Secured Party, subject only to paragraph 2, a continuing, specific and fixed mortgage, charge and assignment of, and security interest in all of the Debtor’s present and after-acquired personal property and undertaking, including without limitation:  an agreement dated December 11, 2003, as amended, or as replaced from time to time, which sets out the terms on which the Secured Party has agreed to sell the Debtor, and the Debtor has agreed to purchase, the Secured Party’s interest in the Amayapampa Gold Project.

2.                             Floating Charge.  As security for the repayment and the performance of each of the Obligations, the Debtor grants a floating charge to the Secured Party on all the Debtor’s interest in real property, including without limitation, all fixtures, crops and improvements, both present and future, other than such as are validly and effectively charged under paragraph 1 or excluded under paragraph 3.

3.                             Exclusions.  The last day of any term reserved by any lease now held or hereafter acquired by the Debtor is hereby excepted out of the security interests, mortgages and charges created hereby.  The Debtor shall assign and dispose of the same in such manner as the Secured Party may from time to time direct in writing.

4.                             Collateral.  The property, assets, rights and undertaking charged hereunder together with all increases, additions, improvements and accessions thereto, and all substitutions or any replacements thereof are herein referred to as the “Collateral”.

5.                             Defined Terms.  Unless the context otherwise requires or unless otherwise specified, all the terms used herein without initial capitals which are defined in the Personal Property Security Act (British Columbia) or the regulations thereunder, as they may be amended, restated or replaced by successor legislation of comparable effect (collectively, the “PPSA”), have the same meaning herein as in the PPSA.

6.                             Obligations Secured.  The Collateral constitutes and will constitute continuing security for all present and future indebtedness and obligations (collectively, the “Obligations”) of the Debtor to the Secured Party howsoever incurred and whenever arising.

7.                             Change of Name.  The Debtor agrees not to change his name or any name under which it carries on business without giving to the Secured Party 20 day’s prior written notice of the change.

8.                             Disclosure.  The Debtor agrees to deliver to the Secured Party upon request such information concerning the Collateral, the Debtor and the Debtor’s business and affairs as the Secured Party may request.

9.                             Proceeds in Trust.  The Debtor will and shall be deemed to hold all proceeds in trust, separate and apart from other money, instruments or property, for the benefit of the Secured Party until all amounts owing by the Debtor to the Secured Party have been paid in full.

10.                           Collection of Accounts.  After default under this Security Agreement, the Secured Party may notify and direct any party (“Account Customer”) obligated to pay under any account, chattel paper or instrument constituting Collateral to make all payments whatever to the Secured Party.  The Secured Party may hold all amounts acquired from any Account Customers and any proceeds as part of the Collateral.  Any payments received by the Debtor whether before or after notification to Account Customers, shall be held by the Debtor in trust for the Secured Party in the same medium in which received, shall not be commingled with any assets of the Debtor and shall be turned over to the Secured Party not later than the next business day following the day of their receipt.

11.                           Default.  The Debtor shall be in default under this Security Agreement if the Debtor defaults in the payment or performance of any of the Obligations (an “Event of Default”).

12.                           Crystallization.  The floating charge created by paragraph 2 shall become a fixed charge as soon as:

(a)            the Secured Party gives notice to that effect to the Debtor;

(b)           the Secured Party takes any step to accelerate or demand payment of the Obligations, or gives notice of its intention or takes any steps to enforce its security; or

(c)            an Event of Default occurs in respect of the Debtor.

13.                           Secured Party’s Remedies on Default.  Upon the occurrence of an Event of Default all of the Obligations shall become immediately due and payable without notice to the Debtor, and the Secured Party may, at its option, proceed to enforce payment of same and to exercise any or all of the rights and remedies contained herein, including, without limitation, the signification and collection of any debts, accounts, claims or monies owed to the Debtor or otherwise afforded by law, in equity or otherwise.  The Secured Party shall have the right to enforce one or more remedies successively or concurrently in accordance with applicable law and expressly retains all rights and remedies it may have under the PPSA and at law or in equity.

14.                           Secured Party Not Liable for Failure to Exercise Remedies.  The Secured Party shall not be liable or accountable for any failure to exercise any of its remedies.

15.                           Allocation of Proceeds.  All monies collected or received by the Secured Party in respect of the Collateral may be held by the Secured Party and may be applied on account of such parts of the Obligations at the sole discretion of the Secured Party.

16.                           Extension of Time.  The Secured Party may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release the Collateral to third parties and otherwise deal with the Debtor’s guarantors or sureties and others and with the Collateral and other securities as the Secured Party may see fit without prejudice to the Obligations, or the Secured Party’s rights, remedies and powers under this Security Agreement.  No extension of time, forbearance, indulgence or other accommodation now, heretofore or hereafter given by the Secured Party to the Debtor shall operate as a waiver, alteration or amendment of the rights of the Secured Party or otherwise preclude the Secured Party from enforcing such rights.

17.                           Effect of Appointment of Receiver.  As soon as the Secured Party takes possession of any Collateral or appoints a receiver (the “Receiver”), all powers, functions, rights and privileges of the directors and officers of the Debtor with respect to that Collateral shall cease, unless specifically continued by the written consent of the Secured Party or the Receiver.

18.                           Limitation of Liability.  The Secured Party shall not be liable by reason of any entry into or taking possession of any of the Collateral hereby charged or intended so to be or any part thereof, to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or any act or omission for which a secured party in possession might be liable.

19.                           Release by Debtor.  The Debtor hereby releases and discharges the Secured Party and the Receiver from every claim of every nature which may arise or be caused to Debtor or any person claiming through or under the Debtor by reason or as a result of anything done by the Secured Party or any successor or assign claiming through or under the Secured Party or the Receiver under the provisions of this Security Agreement unless such claim be the result of dishonesty or gross neglect.

20.                           Costs.  The Debtor will reimburse the Secured Party on demand for all interest, commissions, costs of realization and other costs and expenses (including the full amount of all legal fees and expenses paid by the Secured Party) incurred by the Secured Party or any Receiver in connection with the perpetual registration of any financing statement registered in connection with the security interests hereby created, the preparation, execution, perfection, protection, enforcement of and advice with respect to this Security Agreement, the realization, disposition of, retention, protection, insuring or collection of any Collateral, the protection or enforcement of the rights, remedies and powers of the Secured Party or any Receiver, any costs incurred in complying with control orders and clean-up orders or liabilities to third parties arising out of the Debtor’s activities or while enforcing the Secured Party’s security, and the inspection of, and investigation of title to, the Collateral.  All amounts for which the Debtor is required hereunder to reimburse the Secured Party or any Receiver shall, from the date of disbursement until the date the Secured Party or the Receiver receives reimbursement, bear interest at the highest rate per annum charged by the Secured Party on any of the Obligations.

21.                           Security in Addition and not in Substitution, Remedies Cumulative.  The rights, remedies and powers conferred by this Security Agreement are in addition to, and not in substitution for, any other rights, remedies or powers the Secured Party may have under this Security Agreement, at law, in equity or by or under the PPSA or any other statute.

22.                           Statutory Waivers.  To the fullest extent permitted by law, the Debtor waives all of the rights, benefits and protection given by the provisions of any existing or future statute which imposes limitations upon the rights, remedies or powers of the Secured Party or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

23.                           Further Assurances.  The Debtor shall at all times, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, transfers, assignments, security agreements and assurances as the Secured Party may reasonably require in order to give effect to the provisions hereof and for the better granting, transferring, assigning, charging, setting over, assuring, confirming or perfecting the security interests hereby created and the priority accorded to them by law or under this Security Agreement.

24.                           Acknowledgement.  The Debtor hereby acknowledges receiving a copy of this Security Agreement.

25.                           Entire Agreement.  This Security Agreement and the agreements referred to herein constitute the entire agreement between the Debtor and the Secured Party and supersede any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.  Any amendment of this Security Agreement shall not be binding unless in writing and signed by the Secured Party and the Debtor.

26.                           Severability.  Any provision of this Security Agreement prohibited by law or otherwise ineffective shall be ineffective only to the extent of such prohibition or ineffectiveness and shall be severable without invalidating or otherwise affecting the remaining provisions hereof.

27.                           Joint and Several Liability.  If more than one person executes this Security Agreement, their obligations hereunder shall be joint and several.

28.                           Included Words.  Wherever the singular or the masculine are used herein, the same shall be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

29.                           Time is of the Essence.  Time shall in all aspects be of the essence in this Security Agreement and no exception or variation of this Security Agreement or any Obligation hereunder shall operate as a waiver of this provision.

30.                           Governing Law and Attornment.  This Security Agreement shall be construed and enforceable under and in accordance with the laws of British Columbia.

31.                           Successors and Assigns.  This Security Agreement shall be binding on the Debtor, and its successors and assigns and enure to the benefit of the Secured Party and the successors and assigns of the Secured Party.

32.                           Consent and Waiver.  Debtor consents to the Secured Party filing such financing statements with respect to this Security Agreement in such jurisdictions as the Secured Party deems appropriate or advisable, and the Debtor waives all rights to receive from Secured Party a copy of any financing statement, financing change statement or verification statement filed at any time in respect of this Security Agreement.

Execution Date
Officer Signature(s)	Y	M	D	Transferor(s) Signature(s)

LUZON MINERALS LTD. By its authorized signatory:

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